SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported) November 16, 2000
                                                         ------------------


                            Marvel Enterprises, Inc.

     ----------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


Delaware                            1-13638                       13-3711775
----------                      ---------------              ------------------
(State or Other                   (Commission                  (I.R.S. Employer
Jurisdiction of                    File Number)                 Identification
incorporation)                                                  No.)



                     387 Park Avenue South, New York, NY 10016
             -----------------------------------------------------
              (Address of Principal Executive Offices)  (Zip Code)



       Registrant's Telephone Number, Including Area Code: (212) 696-0808
                                                           --------------------


         --------------------------------------------------------------
         (Former Name or Former Address, If Changed Since Last Report.)

ITEM 5.           Other Events


     The Company's review of the transcript of a conference call with analysts and investors held by the Company on November 16, 2000, showed that Mr. F. Peter Cuneo, the Company's President and Chief Executive officer, incorrectly stated, in response to a question, that the covenants in the indenture governing the Company's 12% Senior Notes due 2009 would not permit the Company to sell Toy Biz, the Company's toy division. The indenture would permit the sale of Toy Biz as an "Asset Sale" as that term is defined in the indenture, subject to the conditions applicable to Asset Sales imposed under the indenture and the required use of proceeds from those sales. Reference is made to the indenture for those specific conditions and requirements.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)  Exhibits.

        4.3 Indenture, dated as of February 25, 1999, defining the rights of holders of 12% senior notes due 2009. (Incorporated by reference to Exhibit 4.2 of the Company's Annual Report on Form 10-K for the year ended December 31,
1998)

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   MARVEL ENTERPRISES, INC.
                                  (Registrant)

Date:  November 21, 2000
                                   By: /s/ F. Peter Cuneo
                                      -----------------------------------------
                                   Name:   F. Peter Cuneo
                                   Title:  President and Chief Executive Officer

                                        2